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                                                                    EXHIBIT 10.3

                          COLLINS & AIKMAN CORPORATION
                             250 STEPHENSON HIGHWAY
                                 TROY, MI 48083
                                 August 27, 2003

Mr. Gerald E. Jones
9806 Colt Drive
Bahama, NC  27503

         RE:      AMENDMENT TO EMPLOYMENT AGREEMENT

Dear Gerald:

         This letter addresses certain aspects of your employment terms not addressed in your Employment Agreement with Collins & Aikman Corporation (the "Company"), dated August 29, 2003. If you sign at the end of this letter and return the signed copy to Collins & Aikman at the above address, to the attention of Greg Tinnell, Senior Vice President, Human Resources, this letter will amend your Employment Agreement.

         The terms of your Employment Agreement, the Supplemental Retirement Income Plan ("SRIP"), and any other plan or program generally applicable to employees of the Company will control in the event of a conflict with the terms of this letter, except as specifically provided herein.

         If your employment terminates for any reason other than a termination for Cause or your voluntary resignation, you will be credited with ten (10) years of vesting credit toward Retirement and otherwise be deemed to be eligible for Retirement, as defined under Paragraph 5 of Article II of the SRIP, as of the date of such termination of employment. Such credit shall not affect the amount of your service credit for purposes of calculating the amount of any benefit under Article IV of the SRIP.

         You shall have available a perquisite account, not to exceed Twenty Thousand Dollars ($20,000) per year. The Company shall provide you such additional amounts as are necessary to cover your tax costs associated with such perquisites.

                                                   COLLINS & AIKMAN CORPORATION

                                                   By: /S/  David Stockman
                                                       -------------------------

                                                   Its: Chairman & CEO

                                                        /S/  Gerald E. Jones
                                                        ------------------------
                                                               Gerald E. Jones